UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2017

Two Rivers Water & Farming Company
(Exact Name of Registrant as Specified in Charter)

Colorado
(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employer Identification No.)

3025 South Parker Road, Aurora, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 221-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. Entry into Material Definitive Agreements

Equity Purchase Agreement

On September 14, 2017, we entered into an equity purchase agreement, or the EPA, with Spotfin Funding LLC, or Spotfin. Under the EPA we may, for a three-year period, sell shares of common stock to Spotfin from time to time in installments of up to $250,000, for a total purchase price of up to $5,000,000. In order to sell shares under the EPA, we deliver a “put” notice to Spotfin and then arrange for the shares to be delivered to Spotfin. The purchase price for each sale of shares will, subject to exceptions set forth in the EPA, equal 85% of the lowest daily volume weighted average price of the common stock during a five trading-day valuation period that commences on the first trading day on which the shares being sold are received by Spotfin. Spotfin may elect to sell some or all of those shares during such five trading-day period. We receive the proceeds of our sale of shares to Spotfin at a closing held within two trading days after the end of the five trading-day valuation period. During the term of the EPA, Spotfin may not engage in “short selling” of the common stock.

We owe a commitment fee of $150,000 to Spotfin under the EPA. We will pay that fee by issuing shares of common stock to Spotfin from time to time upon Spotfin’s request. Each such request must specify the dollar amount of the then-unpaid commitment fee that Spotfin desires to receive at the time, and we then must issue to Spotfin a number of shares of common stock equal to the specified dollar amount divided by a recent closing price of the common stock (as determined under the EPA).

We may not begin to sell shares of common stock to Spotfin under the EPA until such time as we have filed, and the Securities and Exchange Commission, or SEC, has declared effective, a registration statement covering resales by Spotfin of shares of common stock issued under the EPA. See “Registration Rights Agreement” below.

The foregoing summary description of the EPA does not purport to be complete and is qualified in its entirety by reference to the full text of the EPA, which is filed as an exhibit to this Form 8-K.

Registration Rights Agreement

On September 14, 2017, in connection with the EPA, we entered into a registration rights agreement with Spotfin in which we agreed, among other things, to (a) file with the SEC, by no later September 29, 2017, a registration statement covering the maximum number of shares of common stock issuable under the EPA (as calculated under the EPA) and (b) use our reasonable best efforts to have the registration statement declared effective by the SEC by no later than December 13, 2017.

The foregoing summary description of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Equity Purchase Agreement dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC
10.2	Registration Rights Agreement dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY

	By:	/s/ Bill Gregorak
Dated: September 20, 2017		Bill Gregorak, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Purchase Agreement dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC
10.2	Registration Rights Agreement dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC